UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2014

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 Newport Corporation (the “Registrant”) previously filed a Current Report on Form 8-K on April 2, 2014 to disclose the appointment of Cherry A. Murray as a member of the Board of Directors (the “Board”) of the Registrant.  At such time, the Board had not made any determinations as to the appointment of Dr. Murray to any committees of the Board.  On May 20, 2014, the Board appointed Dr. Murray as a member of the Board’s Compensation Committee and Corporate Governance and Nominating Committee, effective immediately.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Registrant was held on May 20, 2014.  Of the 39,586,833 shares of the Registrant’s common stock issued and outstanding and entitled to vote at the meeting, there were present at the meeting, in person or by proxy, the holders of 37,117,336 shares of common stock, representing approximately 93.76% of the total number of shares entitled to vote at the meeting.  The following three proposals were presented and voted on at the meeting:

Proposal 1

To elect six nominees, Christopher Cox, Oleg Khaykin, Cherry A. Murray, Robert J. Phillippy, Kenneth F. Potashner and Peter J. Simone, as members of the Board of Directors, to serve for a one-year term expiring at the Registrant’s annual meeting of stockholders in 2015.  The six nominees were elected by a plurality of the shares present and entitled to vote at the meeting in person or by proxy.  The voting results were:

Nominee	For	Withheld	Broker Non-Votes
Christopher Cox	29,652,143	1,048,257	6,416,936
Oleg Khaykin	29,918,552	781,848	6,416,936
Cherry A. Murray	29,901,593	798,807	6,416,936
Robert J. Phillippy	29,820,111	880,289	6,416,936
Kenneth F. Potashner	29,477,528	1,222,872	6,416,936
Peter J. Simone	29,689,136	1,011,264	6,416,936

Proposal 2

To ratify the appointment of Deloitte & Touche LLP as the Registrant’s independent auditors for the fiscal year ending January 3, 2015.  Such proposal was approved by more than a majority of the shares present and entitled to vote at the meeting in person or by proxy.  The voting results were:

For	Against	Abstain	Broker Non-Votes
35,892,494	341,318	883,524	—

Proposal 3

An advisory vote on the approval of the compensation of the Registrant’s named executive officers.  Such proposal was approved by more than a majority of the shares present and entitled to vote at the meeting in person or by proxy.  The voting results were:

For	Against	Abstain	Broker Non-Votes
29,144,368	680,335	875,697	6,416,936

Item 8.01.  Other Events.

On May 20, 2014, the Registrant’s Board appointed certain new members and chairpersons of its standing committees, to replace Michael T. O’Neill and C. Kumar N. Patel, who did not stand for reelection to the Board of Directors upon the expiration of their terms at the Registrant’s 2014 annual meeting of stockholders, in accordance with the Registrant’s Corporate Governance Guidelines.  In addition to the appointment of Dr. Murray as a member of the Compensation Committee and the Corporate Governance and Nominating Committee, as discussed under Item 5.02(d) of this Current Report on Form 8-K, the Board appointed Kenneth F. Potashner as a member of the Audit Committee, and appointed Oleg Khaykin as the Chairman of the Compensation Committee.  Following such appointments, the members of the Board’s committees are as follows:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Peter J. Simone, Chairman	Oleg Khaykin, Chairman	Kenneth F. Potashner, Chairman
Oleg Khaykin	Cherry A. Murray	Cherry A. Murray
Kenneth F. Potashner	Kenneth F. Potashner	Peter J. Simone

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 27, 2014	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary